SUB-ITEM 77Q1(e)

The Investment Advisory Agreement, dated March 10, 2009, by and between MFS Series Trust XIII, on behalf of its series of shares, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 37 to the Registration Statement for MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Investment Sub-Advisory Agreement, dated March 10, 2009, among MFS Series Trust XIII, on behalf of its series of shares, Massachusetts Financial Services Company and Sun Capital Advisers, LLC, is contained in Post-Effective Amendment No. 37 to the Registration Statement for MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.